UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 3, 2022
Sprinklr, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40528	45-4771485
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29 West 35th Street 7th Floor New York, New York		10001
(Address of principal executive offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (917) 933-7800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common stock, par value $0.00003 per share	CXM	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on the Current Report on Form 8-K filed by Sprinklr, Inc. (the “Company”) on September 8, 2022, Luca Lazzaron made the decision to step down from the Chief Revenue Officer position, effective as of October 1, 2022.

In connection with Mr. Lazzaron’s transition, the Company and Mr. Lazzaron entered into a transition, separation and release of claims agreement (the “Transition Agreement”) dated October 3, 2022, and a First Amendment to the Transition, Separation and Release of Claims Agreement (the “Amendment”) dated October 7, 2022, pursuant to which Mr. Lazzaron will serve in a non-officer advisory role through December 31, 2022 (such period, the “Transition Period”). Through the end of the Transition Period, Mr. Lazzaron will continue to receive his current base salary rate and benefits. In addition, to the extent that he remains employed by the Company through the end of the Transition Period, and subject to compliance with his obligations under the agreements and his execution and effectiveness of a customary release of claims, Mr. Lazzaron will be entitled to the following benefits: (i) a separation payment equal to six (6) months of his current base salary rate; (ii) payment of an amount equal to the prorated target annual bonus for fiscal year 2023 based upon the number of days he was employed by the Company during such year; (iii) effective as of December 16, 2022, vesting acceleration of his outstanding restricted stock unit and stock option awards as if he remained employed with the Company through and including June 30, 2023; and (iv) certain other benefits. Mr. Lazzaron also will continue to be subject to customary continuing obligations post-employment, such as his obligations of confidentiality and to abide by applicable restrictive covenants, including a one-year non-solicitation provision.
The foregoing descriptions of the Transition Agreement and Amendment do not purport to be complete and are subject to, and qualified in their entirety by, the complete texts of the Transition Agreement and Amendment, copies of which the Company expects to file with its Quarterly Report on Form 10-Q for the fiscal quarter ending October 31, 2022, and upon filing will be incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2022	Sprinklr, Inc.

	By:	/s/ Daniel Haley
Daniel Haley
General Counsel and Corporate Secretary

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